Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-168561 on Form S-8 of our report dated June 26, 2025, appearing in this Annual Report on Form 11-K of the Papa John’s International, Inc. 401(k) Plan for the year ended December 31, 2024.

/s/ Cherry Bekaert LLP

Louisville, Kentucky

June 26, 2025